Exhibit 13.1

GALAXY STRATEGY & COMMUNICATIONS INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Galaxy Strategy & Communications Inc. (the “Company”) on Form 20-F/A for the period ending December 31, 2011 (the “Report”), I, Qiang Wu, the Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Qiang Wu
Qiang Wu
Principal Executive Officer and Principal Financial Officer

Date: December 21, 2012